Exhibit 99.1

NeoStem Announces Third Quarter 2013 Financial Results and Provides Corporate Update
Company Now Has Cash Reserves in Excess of $50 Million
NEW YORK, November 7, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NASDAQ: NBS) (“NeoStem” or the "Company"), a leader in the emerging cellular therapy market, today announced its third quarter results and provided highlights of its recent activities.
Robin L. Smith, MD, MBA, Chairman and Chief Executive Officer of NeoStem, commented on the results, “The quarter was marked by excellent progress across several operational and clinical areas. Our pipeline of proprietary cell therapy products continues to develop and we are on track to complete enrollment of our PreSERVE Phase 2 clinical trial with AMR-001 this year. We have expanded our senior management team with several key hires, strengthened our intellectual property portfolio and signed academic collaborations with the University of California, San Francisco (UCSF) and leading researchers relating to our human Regulatory T cells (Treg) platform.”

Dr. Smith added “With the recent, highly successful public equity offering, NeoStem now has cash reserves in excess of $50 million to enable us to advance multiple pipeline projects, grow the contract development and manufacturing business of our wholly-owned subsidiary PCT and position the Company for strategic and business development partnerships. In addition, PCT has reported 50% more Clinical Service active clients, compared to the same period last year. Through Clinical Services, PCT offers its clients and NeoStem process development and clinical manufacturing capabilities on both the East and West Coasts of the U.S., and we expect to complete the expansion of both facilities by the first quarter of 2014.”
Third Quarter Financial Highlights

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Revenues from continuing operations for the three and nine months ended September 30, 2013 were $3.7 million and $10.6 million, respectively, compared to $4.4 million and $11.6 million for the same periods in 2012.

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For both the three and nine months ended September 30, 2013, revenues for Process Development decreased, principally as a result of our accounting policy for revenue recognition of those client services. Those revenues are only recognized at the time that a particular contract is completed. Process Development revenue is expected to continue to fluctuate from period to period because of this policy.

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For the three and nine months ended September 30, 2013, net losses from continuing operations were $9.3 million and $26.8 million, respectively, compared to $8.5 million and $23.8 million for the same periods in 2012.

•	For the nine months ended September 30, 2013, net loss from continuing operations excluding non-cash charges was $19.9 million (see reconciliation in the Appendix below).

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NeoStem ended the third quarter with $16.9 million in cash. Subsequent to September 30, 2013, NeoStem completed a public equity offering and received gross proceeds of approximately $40.3 million, before offering expenses, and raised an additional $1.0 million in cash through warrant and option exercises.

Corporate Highlights for the Third Quarter and Recent Weeks

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Continued enrollment in the PreSERVE Phase 2 clinical trial investigating NeoStem’s most advanced product candidate, AMR-001, in preserving heart muscle function after a severe heart attack. The data Safety Monitoring Board (DSMB) recommended continuing this trial following a third interim data and safety review. Enrollment is on track for completion in 2013 and data read out is expected 6-8 months after the last patient is infused.

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Executed agreements with UCSF and the laboratories of Jeffrey Bluestone, PhD and Qizhi Tang, PhD to collaborate on the development of human Regulatory T cells (Treg) for the treatment of type 1 diabetes.

•	Continued the expansion of intellectual property including licensing 3 families of patents from UCSF related to the Company’s Treg platform.

•	Appointed Stephen W. Potter as Executive Vice President.

•	Appointed Douglas W. Losordo, MD, FACC, FAHA, as Chief Medical Officer. Dr. Losordo is a leader in cell therapy research and a renowned cardiologist.

•	Appointed Robert Dickey IV as Chief Financial Officer.

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NeoStem subsidiary PCT entered into a collaboration with ATMI, Inc., a global technology company and leader in single-use bioprocess solutions. The two companies will collaborate on a non-exclusive basis enabling PCT and PCT’s affiliates to offer to their respective clients access to the Integrity® Xpansion™ technology platform from ATMI in order to develop cell therapies in a more cost effective and robust way.

•	Transferred listing of shares to NASDAQ from NYSE MKT

•	Effected a 1-for-10 reverse split of the Company’s common stock.
Appendix

Use of Non-GAAP Financial Measures
The Company uses Net Loss from Continuing Operations Excluding Non-Cash Charges as a non-GAAP financial measure in evaluating its performance. This measure represents net loss from continuing operations, less equity-based compensation, depreciation and amortization, and other non-cash adjustments included in net loss from continuing operations. The Company believes that providing this measure to investors provides important supplemental information of its performance and permits investors and management to evaluate the core operating performance and cash utilization of the Company by excluding the use of these non-cash adjustments. Additionally, the Company believes this information is frequently used by securities analysts, investors and other interested parties in the evaluation of performance. Management uses, and believes that investors benefit from, this non-GAAP financial measure in assessing the Company's operating results, as well as in planning, forecasting and analyzing future periods.
Net Loss from Continuing Operations Excluding Non-Cash Charges has limitations as an analytical tool, and investors should not consider this measure in isolation, or as a substitute for analysis of the Company's results as reported under generally accepted accounting principles in the United States ("U.S. GAAP"). For example, this measure does not reflect the Company's cash expenditures, future requirements for capital expenditures, contractual commitments, or cash requirements for working capital needs. Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and Net Loss from Continuing Operations Excluding Non-Cash Charges does not reflect any cash requirements for such replacements. Given these limitations, the Company relies primarily on its U.S. GAAP results and uses the Net Loss from Continuing Operations Excluding Non-Cash Charges measure only as a supplemental measure of its financial performance and cash utilization.

Nine Months Ended
September 30, 2013
GAAP to NON-GAAP Reconciliation (millions)

Net Loss from Continuing Operations	$(26.8)
Equity-Based Compensation	$5.4
Depreciation and Amortization	$1.2
Bad Debt Recovery	$(0.2)
Deferred Income Taxes	$0.5

Net Loss from Continuing Operations Excluding Non-Cash Charges	$(19.9)
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts as well as efforts towards commercialization of cellular therapies, including with respect to AMR-001, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
CONTACT: NeoStem
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com